UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2005

Wells-Gardner Electronics Corporation

(Exact Name of Registrant as Specified in its Charter)

ILLINOIS	1-8250	36-1944630
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9500 West 55th Street, Suite A, McCook, Illinois	60525-3605
Address of Principal Executive Offices	Zip Code

Registrant’s telephone number, including area code: (708) 290-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 17, 2005, Wells-Gardner Corporation (the “Company”), American Gaming & Electronics, Inc., its wholly-owned subsidiary (“AGE”) and LaSalle Bank National Association, a national banking association (“LaSalle”), entered into a second amendment to the Company’s existing credit facility with LaSalle.  The amendment has the effect of permitting the Company, provided the Company has at least $1,000,000 available on the credit facility, to (a) draw on the credit facility to make inter-company loans to AGE without executing a separate note from AGE to LaSalle and (b) reduce the number of monthly reports from the Company to LaSalle from three to one.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1                 Second Amendment to Loan and Security Agreement dated January 17, 2005 by and among the Company, American Gaming & Electronics, Inc., a Nevada corporation (“AGE”) and LaSalle Bank National Association, a national banking association (“Lender”) dated January 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS-GARDNER ELECTRONICS CORPORATION

Dated: January 19, 2005	By:	/s/ GEORGE B. TOMA
George B. Toma, CPA, CMA
Vice President of Finance,
Chief Financial Officer,
Treasurer and Corporate Secretary